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                                                                    Exhibit 99.1


This filing relates to a planned merger between MIM Corporation ("MIM") and Chronimed Inc. ("Chronimed"), pursuant to the terms of an Agreement and Plan of Merger, dated as of August 9, 2004 (the "Merger Agreement"), as amended on January 3, 2005 (the "Amendment"), by and among MIM, Chronimed Acquisition Corp. (a wholly owned subsidiary of MIM) and Chronimed. The Merger Agreement is on file with the U.S. Securities and Exchange Commission ("SEC") as an exhibit to the Current Report on Form 8-K, filed by Chronimed on August 9, 2004 and is incorporated by reference into this filing. The Amendment to the Merger Agreement is on file with the SEC as an exhibit to this Report.

                                    ********

[CHRONIMED STATSCRIPT PHARMACY LOGO]                 [MIM CORPORATION LOGO]


NEWS RELEASE

       MIM AND CHRONIMED MODIFY MERGER AGREEMENT, EXTEND TERMINATION DATE

          MERGER EXPECTED TO BE COMPLETED NO LATER THAN APRIL 30, 2005


ELMSFORD, NY AND MINNEAPOLIS, MN - JANUARY 4, 2005 - MIM Corporation (Nasdaq:
MIMS) and Chronimed Inc. (Nasdaq: CHMD) today announced that the parties agreed to an amendment to the original merger agreement dated August 9, 2004. The combined company, which will be named BioScrip Inc., will be one of the largest specialty pharmacies in the country.

AMENDMENT TO MERGER AGREEMENT

The amendment to the merger agreement extends the termination date to April 30, 2005, increases the share exchange ratio from 1.025 to 1.12, adds a board member selected from the MIM board, and names key executives. In addition, the amendment designates Minneapolis, Minnesota as BioScrip's business headquarters while keeping Elmsford, New York as its corporate headquarters.

The companies agreed to a new share exchange ratio, which upon consummation of the merger, will result in each Chronimed shareholder receiving 1.12 MIM shares for each Chronimed share then held. Immediately following the merger, Chronimed shareholders will own approximately 40% of BioScrip and MIM shareholders will own approximately 60%. The transaction continues to be structured as a tax-free reorganization for both companies and their respective shareholders. As previously disclosed, upon completion of the merger, BioScrip's shares will be traded on the Nasdaq National Market(R) under the ticker symbol BIOS.

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The companies also named Charlotte W. Collins, a current MIM board member, as
BioScrip's tenth board member. The companies have now designated all ten directors, as follows: Richard H. Friedman, Henry F. Blissenbach, Richard A. Cirillo, Ms. Collins, Louis T. DiFazio, Myron Z. Holubiak, David R. Hubers, Michael Kooper, Richard L. Robbins and Stuart A. Samuels.

The companies named Gregory H. Keane, Chronimed's current Chief Financial Officer, as Chief Financial Officer of BioScrip, Barry A. Posner as Executive Vice President, Secretary and General Counsel of BioScrip, and each of Alfred Carfora, Brian J. Reagan and Anthony J. Zappa, as Executive Vice President of BioScrip.

The amendment to the merger agreement is being filed today with the SEC. The companies will file an amendment to the joint proxy statement/prospectus on Form S-4 in the near future.

SYNERGIES AND FINANCIAL GUIDANCE

MIM and Chronimed expect to achieve approximately $10 million annually in combined cost saving synergies, before merger-related costs. The companies expect to achieve this annual rate of synergies within the first twelve months after the closing. The companies also expect that the first twelve months of BioScrip operations will generate approximately $1.2 billion in revenue and $35 million in EBITDA, before merger-related charges. The companies do not expect BioScrip to achieve this same level of EBITDA in calendar 2005 due to the anticipated timing of the merger.

Mr. Friedman and Mr. Blissenbach commented: "Our strategy remains sound and both management teams continue to be excited by the prospects for the combined company. We will leverage the increased scale of BioScrip to deliver on growth opportunities in today's competitive marketplace."

ABOUT MIM

MIM Corporation (www.mimcorporation.com) is a pharmaceutical healthcare organization delivering innovative pharmacy benefit and healthcare solutions that provide results beyond expectations. MIM excels by harnessing its clinical expertise, sophisticated data management and therapeutic fulfillment capability, and combining it with its dedicated, responsive team of professionals that understands its partners' needs. The result is cost-effective solutions enhancing the quality of patient life.

ABOUT CHRONIMED

Chronimed Inc. is a specialty pharmacy that distributes prescription drugs and provides specialized therapy management services for people with certain conditions, including HIV/AIDS, organ transplants, and diseases treated with biotech injectable medications. Chronimed works with patients, physicians and other health care providers, pharmaceutical manufacturers, health plans and insurers, and government agencies to improve clinical and economic outcomes. Chronimed's web site address is www.chronimed.com.

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FORWARD LOOKING STATEMENTS

This press release may contain statements that constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of MIM and Chronimed and their respective directors and officers with respect to the future operating performance and ability to derive cost reductions, operating efficiencies and synergies. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors, including the results of the pending litigation against Chronimed, its board of directors and MIM seeking to enjoin the transaction. Important factors that could cause such differences are described in the periodic filings by MIM and Chronimed with the Securities and Exchange Commission ("SEC").

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release may be deemed to be solicitation material in respect of the merger of MIM and Chronimed. In connection with the proposed transaction, a registration statement on Form S-4 was filed with the SEC on September 17, 2004, as amended on November 1, 2004 and November 8, 2004. SHAREHOLDERS OF MIM AND SHAREHOLDERS OF CHRONIMED ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of MIM and shareholders of Chronimed. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, www.sec.gov, from MIM Investor Relations at 100 Clearbrook Road, Elmsford, NY 10523, or from Chronimed Investor Relations at 10900 Red Circle Drive, Minnetonka, MN 55343.

PARTICIPANTS IN SOLICITATION

MIM, Chronimed and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of a merger. Information concerning MIM's participants is set forth in the proxy statement, dated April 23, 2004, for MIM's 2004 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Chronimed's participants is set forth in Part III of Chronimed's Annual Report on Form 10-K for the fiscal year ended July 2, 2004, as filed with the SEC. Additional information regarding the interests of participants of MIM and Chronimed in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

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CONTACTS

MIM
Barry A. Posner                                   Rachel Levine
Executive Vice President                          Investor Relations
MIM Corporation                                   The Anne McBride Co.
914-460-1638                                      212-983-1702 x207
Email: bposner@mimcorporation.com                 Email: rlevine@annemcbride.com

CHRONIMED
Brad Schumacher
Investor Relations
Chronimed Inc.
952-979-3942
Email: investor@chronimed.com